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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-75351, Form S-8 Registration Statement File No. 333-34999, Form S-8 Registration File No. 333-83225, Form S-8 Registration Statement File No. 333-95569, Form S-3 Registration Statement File No. 333-31046 and Form S-3 Registration Statement File No. 333-48664.

                                   ARTHUR ANDERSEN LLP

Dallas, Texas
  December 14, 2000